Exhibit 4.44

LYB INTERNATIONAL FINANCE III LLC

as Issuer

LYONDELLBASELL INDUSTRIES N.V.

As Guarantor

and

COMPUTERSHARE TRUST COMPANY. N.A.

as Successor to Wells Fargo Bank, National Association, as Base Trustee

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.

as Trustee

FIRST SUPPLEMENTAL INDENTURE

Dated as of May 17, 2023

to

Indenture

Dated as of October 10, 2019

THIS FIRST SUPPLEMENTAL INDENTURE (this “First Supplemental Indenture”), dated as of May 17, 2023, is by and among LYB International Finance III LLC, a Delaware limited liability company (the “Company”), LyondellBasell Industries N.V., a public company with limited liability (naamloze vennootschap) under the laws of The Netherlands (the “Guarantor”), Computershare Trust Company, N.A., as successor to Wells Fargo Bank, National Association (the “Base Trustee”) and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”).

WHEREAS, the Company, the Guarantor and the Base Trustee are parties to that certain indenture, dated as of October 10, 2019 (as amended and supplemented from time to time, the “Base Indenture” and, the Base Indenture as supplemented by the First Supplemental Indenture, the “Indenture”);

WHEREAS, Section 7.09 of the Base Indenture requires a successor trustee to expressly assume all of the trustee’s liabilities thereunder in case of a transfer of all or substantially all of the trustee’s corporate trust business to another corporation;

WHEREAS, such transfer of all or substantially all of Wells Fargo Bank, National Association’s corporate trust business (the “Trust Business”) to Computershare Trust Company, N.A. took place in November, 2021;

WHEREAS, the Company desires Computershare Trust Company, N.A. to expressly assume the Trust Business;

WHEREAS, the Company desires to appoint The Bank of New York Mellon Trust Company, N.A. to serve as the Trustee under the Indenture solely with respect to the debt securities to be issued under the Indenture on or after the date hereof (the “New Debt Securities”);

WHEREAS, Sections 7.08 and 9.01 of the Base Indenture permit certain changes to the Base Indenture, including but not limited to evidencing and providing for the acceptance of appointment thereunder by a Trustee pursuant to an indenture supplemental to the Base Indenture for New Debt Securities;

WHEREAS, the Trustee is willing to accept such appointment with respect to the New Debt Securities;

WHEREAS, the amendments to the Base Indenture set forth in Article XI hereof with respect to the New Debt Securities do not require the consent of any existing Holders, as there are no existing holders of New Debt Securities and the changes herein shall affect only holders of New Debt Securities;

WHEREAS, the Company desires the Base Trustee to continue to serve as the trustee under the Base Indenture (as amended and supplemented from time to time) in connection with the Notes listed in Annex A attached hereto (the “Notes”); and

WHEREAS, the execution and delivery of this First Supplemental Indenture have been authorized by the Company and the Guarantor.

NOW, THEREFORE, in consideration of the above premises, each party hereby agrees, for the benefit of the others and for the equal and ratable benefit of the Holders of the New Debt Securities, as follows:

Article I

DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

Section 1.1     Relation to Base Indenture

This entire First Supplemental Indenture constitutes a part of the Base Indenture (the provisions of which, as modified by this First Supplemental Indenture, shall apply to the New Debt Securities) in respect of the New Debt Securities, and shall not modify, amend or otherwise affect the Base Indenture insofar as it relates to any other series of Securities (including the Notes) or affect in any manner the terms and conditions of such Securities.

Section 1.2     Definitions

For all purposes of this First Supplemental Indenture, the capitalized terms used herein (i) which are defined in the recitals or introductory paragraph hereof have the respective meanings assigned thereto in the applicable provision of the recitals and introductory paragraph, and (ii) which are defined in the Base Indenture (and which are not defined in the recitals or introductory paragraph hereof) have the respective meanings assigned thereto in the Base Indenture.

Article II

THE APPOINTMENT OF THE TRUSTEE

Section 2.1     Appointment of the Trustee

Pursuant to the Indenture, the Company hereby appoints the Trustee as Trustee under the Indenture with respect to the New Debt Securities, and only with respect to the New Debt Securities, and vests in and confirms with the Trustee all rights, powers, trusts, privileges, duties and obligations of the Trustee under the Indenture solely with respect to the New Debt Securities, and not with respect to any other series of Securities (including the Notes). There shall continue to be vested in and confirmed with the Base Trustee all of its rights, powers, trusts, privileges, duties and obligations as trustee under the Base Indenture with respect to all of the series of Securities as to which it has served and continues to serve as trustee under the Base Indenture, including the Notes. With respect to the New Debt Securities, all references to the Trustee in the Base Indenture shall be understood to be references to the Trustee, unless the context requires otherwise.

Section 2.2     Appointment of Paying Agent and Registrar

The Company hereby appoints the Trustee as Paying Agent and Registrar upon whom notices and demands may be served, in each case, with respect to the New Debt Securities.

Section 2.3     Corporate Trust Office

For any purposes relating to the Debt Securities or the Trustee, references in the Base Indenture to the “Corporate Trust Office” shall be deemed to refer to the corporate trust office of the Trustee, which is located at 601 Travis Street, 16th Floor. Houston, Texas 77002, Attention: Corporate Trust, or any other office of the Trustee at which, at any particular time, this Supplemental Indenture shall be administered.

Section 2.4     Trustee’s Limitation on Liability

The parties hereto agree that this Supplemental Indenture does not constitute an assumption by the Trustee of any liability of the Base Trustee in the performance of any of its duties as trustee under the Base Indenture or by any representative of the Base Trustee. The parties hereto agree that the Trustee shall not have any liability in connection with any acts or omissions taken or not taken by the Base Trustee in the performance or non-performance of any of its duties as Base Trustee under the Indenture or by any representative of the Base Trustee. Nor shall the Trustee have any liability in connection with the Notes or any other series of Securities.

Section 2.5     Base Trustee’s Limitation of Liability

The parties hereto agree that the Base Trustee shall not have any liability in connection with any acts or omissions taken or not taken by the Trustee in the performance or non-performance of any of its duties as Trustee under the Indenture with respect to the Debt Securities or by any representative of the Trustee.

Article III

THE BASE TRUSTEE

Section 3.1     Base Trustee’s Acknowledgement and Representation and Warranty

The Base Trustee hereby acknowledges that it has acquired the Trust Business and, pursuant to Section 7.09 of the Base Indenture, hereby expressly assumes all of the liabilities of Wells Fargo Bank, National Association thereunder. This Base Trustee acknowledges and represents that this Supplemental Indenture has been duly authorized, executed and delivered on behalf of the Base Trustee and constitutes its legal, valid and binding obligation.

The Base Trustee hereby acknowledges that it will not serve as the Trustee under the Base Indenture with respect to the Debt Securities; and the parties hereto expressly acknowledge and agree that the Base Trustee shall have no liabilities, duties or obligations of any kind (under the Indenture or otherwise) with respect to the Debt Securities or the issuance thereof and that the Base Trustee shall have no responsibility or liability for the sufficiency or effectiveness of this Supplemental Indenture for any purpose.

Section 3.2     Duties Under Supplemental Indenture

The Base Trustee shall have no liabilities, duties or obligations under or in respect of this Supplemental Indenture, and no implied duties or obligations of any kind shall be read into this Supplemental Indenture on the part of the Base Trustee.

Article IV

THE COMPANY AND THE GUARANTOR

Section 4.1     Representations and Warranties

Each of the Company and the Guarantor hereby represents and warrants to the Trustee and to the Base Trustee that:

(a)            Each of the Company and the Guarantor is duly and validly organized and existing pursuant to the laws of the State of Delaware and The Netherlands, respectively.

(b)           The Base Indenture was validly and lawfully executed and delivered by the Company and the Guarantor, and is in full force and effect.

(c)            No event has occurred and is continuing to occur which is, or after notice or lapse of time would become, an Event of Default under the Base Indenture.

(d)            There is no action, suit or proceeding pending or, to the knowledge of the Company or the Guarantor, threatened against the Company or the Guarantor before any court or any governmental authority arising out of any action or omission by the Company or the Guarantor under the Base Indenture.

(e)            This Supplemental Indenture has been duly authorized, executed and delivered on behalf of the Company and the Guarantor and constitutes its legal, valid and binding obligation.

(f)            All conditions precedent relating to the appointment of the Trustee as a Trustee under the Indenture have been complied with by the Company and the Guarantor.

Section 4.2     Deliverables

The Company and the Guarantor shall execute and deliver such further instruments and shall do such other things as the Trustee may reasonably require so as to more fully and certainly vest in and confirm with the Trustee all rights, powers, duties and obligations hereby vested in the Trustee.

Article V

THE TRUSTEE

Section 5.1     Representations and Warranties

(a)            The Trustee is qualified and eligible, under the provisions of Section 7.10 of the Base Indenture and the Trust Indenture Act of 1939, as amended, to act as Trustee under the Indenture, as amended hereby.

(b)            This Supplemental Indenture has been duly authorized, executed and delivered on behalf of the Trustee and constitutes its legal, valid and binding obligation.

Section 5.2     Acceptance of Appointment

The Trustee hereby accepts its appointment as Trustee, Paying Agent and Registrar upon whom notices and demands may be served under the Indenture with respect to the Debt Securities and shall hereby be vested with all rights, powers, protections, privileges, benefits, immunities, indemnities, duties and obligations of the Trustee, Paying Agent and Registrar upon whom notices and demands may be served under the Indenture with respect to the Debt Securities and with respect to all property and monies held or to be held under the Indenture with respect to the Debt Securities.

Article VI

AMENDMENTS OF BASE INDENTURE

Section 6.1     Amendment of Article 1 of Base Indenture

(a)            The definition of “Electronic Means” will be added as follows:

“Electronic Means” means the following communications methods: e-mail, facsimile transmission, secure electronic transmission containing applicable authorization codes, passwords and/or authentication keys issued by the Trustee, or another method or system specified by the Trustee as available for use in connection with its services hereunder.

Section 6.2     Amendment of Section 2.05 of Base Indenture

(a)            Section 2.5 of the Base Indenture is hereby amended and restated, but only with respect to the Debt Securities, to read in its entirety as follows:

One Officer of the Company shall sign the Securities of any series on behalf of the Company, and one Officer of the Guarantor shall sign the Indenture on behalf of the Guarantor to evidence the Guarantee, which may also be endorsed on the Securities of such series, in any case, either by manual, electronic or facsimile signature. If an Officer of the Company or the Guarantor whose facsimile signature is on a Security or an endorsement of the Guarantee on a Security, as the case may be, no longer holds that office at the time the Security is authenticated, the Security or the Guarantee shall be valid nevertheless.

A Security shall not be entitled to any benefit under this Indenture, including the Guarantee, or be valid or obligatory for any purpose until authenticated by the manual or electronic signature of an authorized signatory of the Trustee, which signature shall be conclusive evidence that the Security has been authenticated under this Indenture. Notwithstanding the foregoing, if any Security has been authenticated and delivered hereunder but never issued and sold by the Company, and the Company delivers such Security to the Trustee for cancellation as provided in Section 2.14, together with a written statement (which need not comply with Section 12.05 and need not be accompanied by an Opinion of Counsel) stating that such Security has never been issued and sold by the Company, for all purposes of this Indenture such Security shall be deemed never to have been authenticated and delivered hereunder and shall never be entitled to the benefits of this Indenture, including the Guarantee.

Section 6.3     Amendment of Section 3.02 of Base Indenture

(a)            Section 3.02 of the Base Indenture is hereby amended and restated, but only with respect to the Debt Securities, to read in its entirety as follows:

If the Company elects to redeem Securities of any series pursuant to this Indenture, it shall notify the Trustee of the Redemption Date and the principal amount of Securities of such series to be redeemed. The Company shall so notify the Trustee at least 10 days, but no more than 60 days, before the Redemption Date by delivering to the Trustee an Officer’s Certificate of the Company stating that such redemption will comply with the provisions of this Indenture and of the Securities of such series. Any such notice may be canceled at any time prior to the mailing of such notice of such redemption to any Holder and shall thereupon be void and of no effect.

Section 6.4     Amendment of Section 3.04(a) of Base Indenture

(a)            Section 3.04(a) of the Base Indenture is hereby amended and restated, but only with respect to the Debt Securities, to read in its entirety as follows:

Notice of redemption shall be mailed or electronically delivered not less than 10 days nor more than 60 days prior to the Redemption Date, to each Holder of Securities to be redeemed, at the address of such Holder appearing in the register of Securities maintained by the Registrar.

Section 6.5     Amendment of Section 4.02(a) of Base Indenture

(a)            Section 4.02(a) of the Base Indenture is hereby amended and restated, but only with respect to the Debt Securities, to read in its entirety as follows:

Unless otherwise specified as contemplated by Section 2.01, the Company will maintain in New York City for any series of Securities an office or agency (which may be an office of the Trustee, the Registrar or the Paying Agent) where Securities of that series may be presented for registration of transfer or exchange, where Securities of that series may be presented for payment and where notices and demands to or upon the Company or the Guarantor in respect of the Securities of that series and this Indenture may be served. Unless otherwise designated by the Company by written notice to the Trustee and the Guarantor, such office or agency shall be the office of an affiliate of the Trustee in The City of New York, which on the date hereof is located at 240 Greenwich Street, New York, New York 10286. The Company will give prompt written notice to the Trustee and the Guarantor of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee and the Guarantor with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

Section 6.6     Amendment of Section 4.04(a) of Base Indenture

(a)            Section 4.04(a) of the Base Indenture is hereby amended and restated, but only with respect to the Debt Securities, to read in its entirety as follows:

Each of the Company and the Guarantor shall deliver to the Trustee, within 120 days after the end of each fiscal year, beginning with the fiscal year ending December 31, 2023, a brief certificate from an Officer of the Company or the Guarantor, as the case may be, which need not constitute an Officer’s Certificate, as to his or her knowledge of the Company’s or the Guarantor’s, as the case may be, compliance with all conditions and covenants under this Indenture and, in the event of any Default, specifying each such Default and the nature and status thereof of which such person may have knowledge.

Section 6.7     Amendment of Section 4.10 of Base Indenture

(a)            Section 4.10(a)(9) and Section 4.10(a)(10) of the Base Indenture are hereby added, but only with respect to the Debt Securities, as follows:

(9)	any taxes imposed, deducted or withheld pursuant to the Dutch Withholding Tax Act 2021 (Wet bronbelasting 2021); or

(10)	any combination of items (1) through (9) above.

Section 6.8     Amendment of Section 7.02 of Base Indenture

(a)            Section 7.02(f) of the Base Indenture is hereby amended and restated, but only with respect to the Debt Securities, to read in its entirety as follows:

(f)            The Trustee shall not be charged with knowledge of any Default or Event of Default with respect to the Securities, unless written notice of such Default or Event of Default shall have been given to a Responsible Officer of the Trustee by the Company, the Guarantor or by any Holder of the Securities, and such notice references the Securities and this Indenture.

(b)            Section 7.02(l) of the Base Indenture is hereby added, but only with respect to the Debt Securities, as follows:

The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee security and/or indemnity satisfactory to it against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction.

Section 6.9     Amendment of Section 10.01 of Base Indenture

(a)            The first paragraph of Section 10.01 of the Base Indenture is hereby amended and restated, but only with respect to the Debt Securities, to make the following changes as follows:

The Guarantor hereby unconditionally guarantees to the Trustee and the Holders from time to time of the Securities (a) the full and prompt payment of the principal of and any premium on any Security when and as the same shall become due, whether at the Stated Maturity thereof, by acceleration, redemption or otherwise, (b) the full and prompt payment of any interest on and any Additional Amounts with respect to any Security when and as the same shall become due, and (c) the full and prompt payment of all other obligations under this Indenture, subject in each case to any applicable grace period. Each payment by the Guarantor with respect to any Security shall be paid in the currency or currencies specified for payments on such Security as contemplated by Section 2.01 and pursuant to this Indenture. The Guarantee hereunder constitutes a guarantee of payment and not of collection.

Section 6.10   Amendment of Section 12.02 of Base Indenture

(a)            Section 12.02 of the Base Indenture is hereby amended and restated, but only with respect to the Debt Securities, to make the following changes as follows:

Any notice or communication by the Company or the Guarantor to the Trustee, or by the Trustee to the Company or the Guarantor, is duly given if in writing and delivered in person or mailed by first-class mail (registered or certified, return receipt requested), telex, facsimile or overnight air courier guaranteeing next day delivery, or sent via electronic mail (in pdf format), to the other’s address:

If to the Company:

LYB International Finance III, LLC
1221 McKinney St.
Houston, Texas
USA 77010
Attention: Treasury Operations US

Email: TreasuryOperationsUS@LyondellBasell.com

If to the Guarantor:

LyondellBasell Industries N.V.
One Vine Street
London
The United Kingdom
W1J0AH
Attention: Treasury Operations US

Email: TreasuryOperationsUS@lyondellbasell.com

And

Lyondell Chemical Company
LyondellBasell Tower
1221 McKinney Street
Suite 700
Houston, TX 7010
Attention: Treasury Operations US

Email:TreasuryOperationsUS@lyondellbasell.com

If to the Trustee:

The Bank of New York Mellon Trust Company, N.A.
601 Travis Street, 16th Floor
Houston, Texas 77002
Attention: Corporate Trust Administration

The Company, the Guarantor or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

All notices and communications shall be deemed to have been duly given (1) at the time delivered by hand, if personally delivered; (2) five Business Days after being deposited in the mail, postage prepaid, if mailed; (3) when answered back, if telexed; (4) when receipt acknowledged, if by facsimile; (5) and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

Any notice or communication to a Holder shall be mailed by first-class mail, postage prepaid, to the Holder’s address shown on the register kept by the Registrar. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it, except in the case of notice to the Trustee, it is duly given only when received.

If the Company or the Guarantor mails a notice or communication to Holders, it shall mail a copy to the Trustee and each Agent at the same time.

All notices or communications, including without limitation notices to the Trustee, the Company or the Guarantor by Holders, shall be in writing, except as otherwise set forth herein.

In case by reason of the suspension of regular mail service, or by reason of any other cause, it shall be impossible to mail any notice required by this Indenture, then such method of notification as shall be made with the approval of the Trustee shall constitute a sufficient mailing of such notice.

The Trustee shall have the right to accept and act upon instructions, including funds transfer instructions (“Instructions”) given pursuant to this Indenture and delivered using Electronic Means; provided, however, that the Company and/or the Guarantor, as applicable, shall provide to the Trustee an incumbency certificate listing officers with the authority to provide such Instructions (“Authorized Officers”) and containing specimen signatures of such Authorized Officers, which incumbency certificate shall be amended by the Company and/or the Guarantor, as applicable, whenever a person is to be added or deleted from the listing. If the Company and/or the Guarantor, as applicable, elects to give the Trustee Instructions using Electronic Means and the Trustee in its discretion elects to act upon such Instructions, the Trustee’s understanding of such Instructions shall be deemed controlling. The Company and the Guarantor understand and agree that the Trustee cannot determine the identity of the actual sender of such Instructions and that the Trustee shall conclusively presume that directions that purport to have been sent by an Authorized Officer listed on the incumbency certificate provided to the Trustee have been sent by such Authorized Officer. The Company and the Guarantor shall be responsible for ensuring that only Authorized Officers transmit such Instructions to the Trustee, and that the Company, the Guarantor and all Authorized Officers are solely responsible to safeguard the use and confidentiality of applicable user and authorization codes, passwords and/or authentication keys upon receipt by the Company and/or the Guarantor, as applicable. The Trustee shall not be liable for any losses, costs or expenses arising directly or indirectly from the Trustee’s reliance upon and compliance with such Instructions notwithstanding such directions conflict or are inconsistent with a subsequent written instruction. The Company and the Guarantor agree: (i) to assume all risks arising out of the use of Electronic Means to submit Instructions to the Trustee, including without limitation the risk of the Trustee acting on unauthorized Instructions, and the risk of interception and misuse by third parties; (ii) that it is fully informed of the protections and risks associated with the various methods of transmitting Instructions to the Trustee and that there may be more secure methods of transmitting Instructions than the method(s) selected by the Company and/or the Guarantor, as applicable; (iii) that the security procedures (if any) to be followed in connection with its transmission of Instructions provide to it a commercially reasonable degree of protection in light of its particular needs and circumstances; and (iv) to notify the Trustee immediately upon learning of any compromise or unauthorized use of the security procedures.

Notwithstanding any other provision of this Indenture or any Security, where this Indenture or any Security provides for notice of any even or any other communication (including any notice of redemption or repurchase) to a holder of a Global Security (whether by mail or otherwise), such notice shall be sufficiently given if give to the Depositary (or its designee) pursuant to the standing instructions from the Depositary or its designee, including by electronic mail in accordance with accepted practices at the Depositary.

Section 6.11   Addition of Sections 12.20 and 12.21 to Base Indenture

(a)            Sections 12.20 and 12.21 will be added to the Base Indenture, but only with respect to the Debt Securities, as follows:

SECTION 12.20          Foreign Account Tax Compliance Act (FATCA).

In order to comply with applicable tax laws, rules and regulations (inclusive of directives, guidelines and interpretations promulgated by competent authorities) in effect from time to time (“Applicable Tax Law”), the Company agrees (i) to provide to the Trustee upon request information the Company has in its reasonable possession about the applicable parties and/or transactions (including any modification to the terms of such transactions) so the Trustee can determine whether it has tax related obligations under Applicable Tax Law, and (ii) that the Trustee shall be entitled to make any withholding or deduction from payments under this Indenture to the extent necessary to comply with Applicable Tax Law. The terms of this section shall survive the termination of this Indenture.

SECTION 12.21          Office of Foreign Assets Control Sanctions Representations.

(b)            Each of the Company and the Guarantor represents that neither it nor, to its knowledge, any of its affiliates, subsidiaries, directors or officers are the target or subject of any sanctions enforced by the US Government (including, without limitation, the Office of Foreign Assets Control of the US Department of the Treasury or the US Department of State), the United Nations Security Council, the European Union, His Majesty’s Treasury, or other relevant sanctions authority (collectively “Sanctions”).

(c)            Each of the Company and the Guarantor covenants and represents that it will not directly or indirectly use any payments made pursuant to this agreement, (i) to fund or facilitate any activities of or business with any person who, at the time of such funding or facilitation, is the subject or target of Sanctions, (ii) to fund or facilitate any activities of or business with any country or territory that is the target or subject of Sanctions, or (iii) in any other manner that will result in a violation of Sanctions by any person.

Article VII

MISCELLANEOUS PROVISIONS

Section 7.1     Indenture

Except as amended hereby, the Base Indenture is in all respects ratified and confirmed and all the terms thereof shall remain in full force and effect. This First Supplemental Indenture shall form a part of the Base Indenture for all purposes, and every Holder of Debt Securities hereafter authenticated and delivered under the Base Indenture shall be bound hereby, and all terms and conditions of both shall be read together as though they constitute a single instrument, except that in the case of conflict the provisions of this First Supplemental Indenture shall control.

Section 7.2     Governing Law

THIS FIRST SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

Section 7.3     Successors

All agreements of the Company in this First Supplemental Indenture shall bind its successors. All agreements of the Guarantor in this First Supplemental Indenture shall bind its successors. All agreements of the Trustee in this First Supplemental Indenture shall bind its successors.

Section 7.4     Duplicate Originals

Each of the parties may sign any number of copies of this First Supplemental Indenture. Each signed copy shall be an original, but all of them together shall represent the same agreement. It is the express intent of the parties to be bound by the exchange of signatures on this First Supplemental Indenture via telecopy or other form of electronic transmission.

Section 7.5     Severability

In case any one or more of the provisions in this Supplemental Indenture or in the Debt Securities shall be held invalid, illegal or unenforceable, in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions shall not in any way be affected or impaired thereby, it being intended that all of the provisions hereof shall be enforceable to the fullest extent permitted by law.

Section 7.6     Effectiveness

The provisions of this First Supplemental Indenture shall be effective upon execution of this instrument by each of the parties hereto.

Section 7.7     Effect of Headings

The Section headings herein are for convenience only and shall not affect the construction thereof.

Section 7.8     The Trustee

The Trustee is not responsible for the validity or sufficiency of this First Supplemental Indenture, nor for the recitals contained herein.

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed as of the day and year written above.

LYB INTERNATIONAL FINANCE III, LLC, as Company

By:

/s/ Donny Chia
Name: Donny Chia
Title: Treasurer

LYONDELLBASELL INDUSTRIES N.V., As Guarantor

By:

/s/ Donny Chia
Name: Donny Chia
Title: Authorized Person

[Signature Page to First Supplemental Indenture]

COMPUTERSHARE TRUST COMPANY, N.A. , As Base Trustee

By:

/s/ Scot Sandhoefner
Name: Scot Sandhoefner
Title: Vice President

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., As Trustee

By:

/s/ Ann M. Dolezal
Name: Ann M. Dolezal
Title: Vice President

[Signature Page to First Supplemental Indenture]

Annex A

Guaranteed Notes due 2025, $500 million, 1.25%
Guaranteed Notes due 2030, $500 million, 3.375%
Guaranteed Notes due 2030, $500 million, 2.25%
Guaranteed Notes due 2040, $750 million, 3.375%
Guaranteed Notes due 2049, $1,000 million, 4.2%
Guaranteed Notes due 2050, $1,000 million, 4.2%
Guaranteed Notes due 2051, $1,000 million, 3.625%
Guaranteed Notes due 2060, $500 million, 3.8%